HC Capital Trust
Specialist Manager Compliance Checklist
For the Quarter ended June 30, 2012

RULE 10f-3 AFFILIATED UNDERWRITER TRANSACTIONS

                                                                                                                  % OF
                                                                                                                   TOTAL
                                                                                                                  OFFERING  RECEIVED
                                                                                                                     IN       COPY
                     SPECIALIST     SECURITY /                           AFFILIATED          DATE        TOTAL     MANAGED    FORM
     PORTFOLIO        MANAGER        ISSUER           UNDERWRITER       UNDERWRITER        ACQUIRED    ACQUIRED    PORTION   10F-3?
------------------------------------------------------------------------------------------------------------------------------------
Core Fixed           Seix         SCE Trust I       Morgan Stanley    SunTrust Robinson   5/10/2012   $14,850       0.08%     Yes
Income               Investment                                       Humphrey
                     Advisors
Core Fixed           Seix         Comcast Corp.     Wells Fargo       SunTrust Robinson   6/26/2012   $319,000      0.03%     Yes
Income               Investment                                       Humphrey
                     Advisors
Fixed Income         Seix         Everest ACQ LLC/  Citigroup         SunTrust Robinson   4/10/2012   $1,885,000    0.25%     Yes
Opportunity          Investment   Finance                             Humphrey
                     Advisors
Fixed Income         Seix         Everest ACQ LLC/  Citigroup         SunTrust Robinson   4/10/2012   $1,950,000    0.10%     Yes
Opportunity          Investment   Finance                             Humphrey
                     Advisors
Fixed Income         Seix         Mead Prod/        Barclays          SunTrust Robinson   4/20/2012   $545,000      0.11%     Yes
Opportunity          Investment   Acco Brands                         Humphrey
                     Advisors
Fixed Income         Seix         Radiation         Wells Fargo       SunTrust Robinson   4/26/2012   $2,073,000    0.59%     Yes
Opportunity          Investment   Therapy Services                    Humphrey
                     Advisors
Fixed Income         Seix         Zayo Group        Morgan Stanley    SunTrust Robinson   6/14/2012   $1,850,000    0.25%     Yes
Opportunity          Investment   LLC                                 Humphrey
                     Advisors
Fixed Income         Seix         Zayo Group        Morgan Stanley    SunTrust Robinson   6/14/2012   $1,330,000    0.27%     Yes
Opportunity          Investment   LLC                                 Humphrey
                     Advisors
Fixed Income         Seix         Halcon Resources  Barclays          SunTrust Robinson   6/29/2012   $945,000      0.09%     Yes
Opportunity          Investment   Corp                                Humphrey
                     Advisors
U.S. Corporate       Seix         SCE Trust I       Morgan Stanley    SunTrust Robinson   5/10/2012   $90,850       0.48%     Yes
Fixed Income         Investment                                       Humphrey
Securities           Advisors
U.S. Corporate       Seix         Comcast Corp.     Wells Fargo       SunTrust Robinson   6/26/2012   $1,957,000    0.20%     Yes
Fixed Income         Investment                                       Humphrey
Securities           Advisors
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